                                                                   EXHIBIT 10.21
                                   D.I.A.N.
                      NATIONAL TAX AND CUSTOMS DIRECTION
                     LOCAL CUSTOMS ADMINISTRATION OF CALI

                             RESOLUTION N/O/ 0003


                              DATE:  03 OCT 1997

BY WHICH RESOLUTION N/O/ 0007 OF AUGUST 30, 1996 IS MODIFIED

The Local Tax Administration of Cali, using its faculties awarded by Decrees 2666 of 1984, 1909, 1693 of 1997, 1725 of 1997, and Resolution 408 of 1992, and

                                 CONSIDERING:

 .    That by Resolution # 007 of August 30 1996, the Southwestern Tax and
     Customs Administration grants in favor of Teleyumbo E.S.P. a twelve (12) year term for the temporary import of equipment contemplated in the Leasing Contract celebrated with Global Telecommunications Operations Inc.

 .    By public document # 2323 of June 19 1997 issued by the Notary Public
     Fourteen (14) of Cali, a change in the firm name was formalized from the aforementioned Teleyumbo S.A. E.S.P. to UNITEL S.A. E.S.P., the latter assuming all of the obligations of the first, including all obligations derived from the International Leasing Contract.

 .    By document dated on September 19 1997 and registered under N/O/ 2844 on the same date, JORGE ENRIQUE MARTINEZ OCAMPO acting as legal representative for UNITEL S.A. E.S.P., requests the modification of Resolution # 007 of August 30 1996, so that it is granted to UNITEL S.A. E.S.P., the entitlement of extending the term for the Temporary Import of

     Telecommunications equipment, initially granted to the Telephone Company of Yumbo "Teleyumbo S.A. E.S.P."

Continuation of Resolution # 0003 of Date: 03 OCT 1997
Which modifies Resolution # 0007 of August 30 1996

 .    Article 44 of Decree 1909 of 1992, states the possibility of substituting the importer which would require the modification of the Declaration of Import and the corresponding guarantee.

 .    In view of the above considerations, the Local Customs Administration of
     Cali

                                    DECIDES


FIRST: to modify Resolution # 0007 of August 30 1996, only in what relates to the name of the importer, remaining the entitlement of rights and obligations initially granted to Teleyumbo S.A. E.S.P., on UNITEL S.A. E.S.P. with Nit # 800.224.288-8.

SECOND: to inform whoever may be interested that for these purposes, he must modify in this respect the declarations of import, as well as the guarantee without in any way causing an extension of the term or modifying the installment payment.

THIRD: to acknowledge the representation of JORGE ENRIQUE MARTINEZ OCAMPO identified with document # 7.506.436 of Armenia (Q) as legal representative for UNITEL S.A. E.S.P.

FOURTH: to personally notify JORGE ENRIQUE MARTINEZ OCAMPO as legal representative for UNITEL S.A. E.S.P. at his address Calle 5 # 5-18 Yumbo-Valle according to article 44 and subsequent articles of the Contentious Administrative Code.

FIFTH: against this ruling proceed the reposition motion before the Cali Customs Administration, and the appeal before the Southwestern Regional Tax and Customs Administration.

                                TO BE NOTIFIED


CRISTINA MARIA GUZMAN SINISTERRA
Customs Administrator for Cali (A)

Reviewed by:  BETTY SAAVEDRA GARCIA
              Foreign Trade Service Division
              Manager

Planned by:  ADOLFO JOSE CABRERA OVALLE
             Policies Group Coordinator